UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 8, 2007
______________
CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)
______________ Maryland 0-2409759-3396369 (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)

420 South Orange Avenue, Suite 700, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code (407) 650-1510
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR

240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 8, 2007, CNL Hotels & Resorts, Inc. (the “Company”), through certain of its affiliates, completed the sale of 30 non-strategic hotels (the “Century Sale”) to W2005 New Century Hotel Portfolio, L.P., an affiliate of Whitehall Street Global Real Estate Limited Partnership 2005 (the “Purchaser”) for a purchase price of approximately $369 million. As a result of the Century Sale, net proceeds to the Company were approximately $351 million. The Century Sale was completed pursuant to the terms of an Agreement of Purchase and Sale, dated as of December 12, 2006, as amended, between certain of the Company’s affiliates and the Purchaser (the “Purchase Agreement”). The net proceeds from the Century Sale are expected to be used for general corporate purposes including the retirement of long-term debt. The sale of two additional hotels (the “Deferred Hotels”) subject to the Purchase Agreement was deferred pending the satisfaction or waiver of certain conditions related to those hotels pursuant to an amendment to the Purchase Agreement. Neither the Company, nor its affiliates, has any other material relationships with the Purchaser or its affiliates.

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the planned use of proceeds, the sale of the Deferred Hotels, amount of proceeds, and other statements that are not historical facts, and/or statements containing words such as "anticipate(s)," "expect(s)," “likely,” "intend(s)," "plan(s)," “could,” "target(s)," "project(s)," "will," "believe(s)," "seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: a change in the planned use of proceeds, the failure of the conditions to the sale of, and other factors affecting the Deferred Hotels; and such other risk factors as may be discussed in our annual reports on Form 10-K and other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect of the sale of 30 non-strategic hotel properties which was completed on February 8, 2007, referred to as the Century Sale, on the Company’s historical financial position and operating results. The following unaudited pro forma condensed consolidated balance sheet of the Company at September 30, 2006 gives effect to the Century Sale, excluding the Deferred Hotels, and related specific use of proceeds as if it had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003, and for the nine months ended September 30, 2006, give effect to the Century Sale as if it had occurred on the first day of each period presented.

The unaudited pro forma condensed consolidated balance sheet, statements of operations and notes thereto have been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements, including the accompanying notes. Those financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the Company’s Quarterly Report on Form 10-Q for the three-month period ended September 30, 2006, which the Company filed with the SEC on March 31, 2006 and November 14, 2006, respectively.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or what the financial position of the Company would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results or consolidated financial position. Nevertheless, the pro forma adjustments reflected in the accompanying unaudited pro forma financial information reflect estimates and assumptions made by the Company's management that it believes to be reasonable.

CNL Hotels & Resorts, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2006

(In thousands, except per share data)

	Historical	Century Sale		Pro Forma
	September 30, 2006	Pro Forma Adjustments		September 30, 2006
ASSETS
Hotel and resort properties, net	$5,037,766	$(345,684)	(a)	$4,692,082
Cash and cash equivalents	114,094	351,368	(b)	331,943
		(133,519)	(c)
Restricted cash	104,546	─		104,546
Receivables, net	142,438	─		142,438
Goodwill	511,004	─		511,004
Intangibles, net	329,496	─		329,496
Prepaid expenses and other assets	66,708	─		66,708
Loan costs, net	21,122	─		21,122
	$6,327,174	$(127,835)		$6,199,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$3,608,114	$(132,654)	(c)	$3,475,460
Accounts payable and accrued expenses	261,058	(3,035)	(c)	258,023
Accrued litigation settlement	30,564	─		30,564
Other liabilities	25,648	─		25,648
Distributions and losses in excess of investments in unconsolidated entities	445	─		445
Due to related parties	12,491	─		12,491
Membership deposits	241,410	─		241,410
Total liabilities	4,179,730	(135,689)		4,044,041
Commitments and contingencies
Minority interests	122,401	─		122,401
Stockholders’ equity:
Preferred stock, without par value.	─	─		─
Authorized and unissued 75,000 shares
Excess shares, $.01 par value per share.	─	─		─
Authorized and unissued 600,000 shares
Common stock, $.01 par value per share.
Authorized 3,000,000 shares; issued 163,497 and 158,417 shares, respectively; outstanding 156,476 and 152,882 shares, respectively	1,566	─		1,566
Capital in excess of par value	2,818,023	─		2,818,023
Accumulated distributions in excess of net income	(800,828)	7,854	(d)	(792,974)
Accumulated other comprehensive loss	6,282	─		6,282
Total stockholders’ equity	2,025,043	7,854		2,032,897
	$6,327,174	$(127,835)		$6,199,339

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2006

(In thousands, except per share data)

	Historical September 30, 2006	Century Sale Pro Forma Adjustments (e)		Pro Forma September 30, 2006
Revenues:
Room	$688,912	$(77,782)		$611,130
Food and beverage	325,983	(11,138)		314,845
Other hotel and resort operating departments	173,855	(2,805)		171,050
Rental income from operating leases	7,688	(903)		6,785
Interest and other income	1,787	─		1,787
	1,198,225	(92,628)		1,105,597
Expenses:
Room	160,083	(17,694)		142,389
Food and beverage	217,543	(7,884)		209,659
Other hotel and resort operating departments	99,298	(2,990)		96,308
Property operations	214,697	(23,117)		191,580
Repairs and maintenance	50,601	(5,138)		45,463
Hotel and resort management fees	42,814	(2,129)		40,685
Sales and marketing	73,932	(7,408)		66,524
Credit enhancement funding	(1,375)	─		(1,375)
General operating and administrative	35,062	(40)		35,022
Asset management fees to related party	13,728	(1,135)	(f)	12,593
Depreciation and amortization	160,372	(11,393)		148,979
	1,066,755	(78,928)		987,827

Operating profit	131,470	(13,700)		117,770

Interest income	3,422	─		3,422
Interest and loan cost amortization	(168,110)	7,953	(g)	(160,157)
Advisor acquisition fees	(83,468)	─		(83,468)
Transaction costs	(419)	─		(419)
Loss on extinguishment of debt	(29,331)	─		(29,331)

Loss before equity in losses of unconsolidated entities, minority interests and benefit from income taxes	(146,436)	(5,747)		(152,183)
Equity in earnings of unconsolidated entities	2,479	─		2,479
Minority interests	(4,990)	─		(4,990)

Loss before benefit from income taxes	(148,947)	(5,747)		(154,694)
Expense from income taxes	(575)	19	(h)	(556)

Net loss from continuing operations	$(149,522)	$(5,728)		$(155,250)

Loss per share of common stock (basic and diluted):	$(0.97)			$(1.01)

Weighted average number of shares of common stock outstanding:
Basic and diluted	154,226			154,226

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(In thousands, except per share data)

	Historical	Century Sale		Pro Forma
	December 31, 2005	Pro Forma Adjustments (e)		December 31, 2005
Revenues:
Room	$795,447	$(95,128)		$700,319
Food and beverage	343,121	(14,628)		328,493
Other hotel and resort operating departments	190,683	(3,764)		186,919
Rental income from operating leases	16,741	(1,819)		14,922
Other income	2,522	─		2,522
	1,348,514	(115,339)		1,233,175
Expenses:
Room	188,970	(22,168)		166,802
Food and beverage	234,588	(10,459)		224,129
Other hotel and resort operating departments	116,026	(4,038)		111,988
Property operations	246,207	(28,885)		217,322
Repairs and maintenance	57,147	(6,298)		50,849
Hotel and resort management fees	40,282	(2,424)		37,858
Sales and marketing	80,752	(9,381)		71,371
Credit enhancement funding	(2,057)	─		(2,057)
General operating and administrative	32,830	(56)		32,774
Litigation settlement	34,151	─		34,151
Asset management fees to related party	27,868	(2,269)	(f)	25,599
Depreciation and amortization	182,995	(16,523)		166,472
	1,239,759	(102,501)		1,137,258

Operating profit	108,755	(12,838)		95,917

Interest income	4,077	─		4,077
Interest and loan cost amortization	(192,355)	10,800	(g)	(181,555)
Loss on hedge termination	(1,139)	─		(1,139)
Transaction costs	(5,458)	─		(5,458)
Loss on extinguishment of debt	(2,190)	─		(2,190)
Loss before equity in losses of unconsolidated entities, minority interests and income tax expense	(88,310)	(2,038)		(90,348)
Equity in earnings of unconsolidated entities	32,775	─		32,775
Minority interests	(5,517)	─		(5,517)
Loss before income tax expense	(61,052)	(2,038)		(63,090)
Benefit from income tax	2,965	24	(h)	2,989
Net loss from continuing operations	$(58,087)	$(2,014)		$(60,101)

Loss per share of common stock (basic and diluted):	$(0.38)			$(0.39)

Weighted average number of shares of common stock outstanding:
Basic and diluted	152,874			152,874

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2004

(In thousands, except per share data)

	Historical December 31, 2004	Century Sale Pro Forma Adjustments(e)		Pro Forma December 31, 2004
Revenues:
Room	$630,857	$(86,679)		$544,178
Food and beverage	263,517	(10,680)		252,837
Other hotel and resort operating departments	138,891	(3,992)		134,899
Rental income from operating leases	24,650	(1,340)		23,310
Other income	3,598	─		3,598
	1,061,513	(102,691)		958,822
Expenses:
Room	153,132	(20,176)		132,956
Food and beverage	191,203	(7,345)		183,858
Other hotel and resort operating departments	88,091	(3,764)		84,327
Property operations	206,353	(25,754)		180,599
Repairs and maintenance	46,365	(5,733)		40,632
Hotel and resort management fees	26,047	(2,112)		23,935
Sales and marketing	66,902	(8,306)		58,596
Credit enhancement funding	(23,006)	─		(23,006)
General operating and administrative	29,301	(19)		29,282
Asset management fees to related party	26,505	(2,269)	(f)	24,236
Depreciation and amortization	145,872	(16,009)		129,863
	956,765	(91,487)		865,278

Operating profit	104,748	(11,204)		93,544

Interest income	2,512	─		2,512
Interest and loan cost amortization	(153,103)	11,191	(g)	(141,912)
Gain on sale of common stock	9,268	─		9,268
Impairment of equity method investment	(1,275)	─		(1,275)
Gain on hedge termination	3,511	─		3,511
Transaction costs	(11,521)	─		(11,521)
Loss on extinguishment of debt	(17,877)	─		(17,877)
Loss before equity in losses of unconsolidated entities, minority interests and income tax expense	(63,737)	(13)		(63,750)
Equity in losses of unconsolidated entities	(18,469)	─		(18,469)
Minority interests	(3,311)	─		(3,311)
Loss before income tax expense	(85,517)	(13)		(85,530)
Expense from income tax	(27,442)	23	(h)	(27,419)
Net loss from continuing operations	$(112,959)	$10		$(112,949)

Income per share of common stock (basic and diluted):	$(0.76)			$(0.76)

Weighted average number of shares of common stock outstanding:
Basic and diluted	148,059			148,059

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2003

(In thousands, except per share data)

	Historical	Century Sale		Pro Forma
	December 31, 2003	Pro Forma Adjustments (e)		December 31, 2003
Revenues:
Room	$301,593	$(40,592)		$261,001
Food and beverage	92,064	(4,831)		87,233
Other hotel and resort operating departments	25,441	(2,164)		23,277
Rental income from operating leases	25,024	(1,656)		23,368
Other income	3,975	─		3,975
	448,097	(49,243)		398,854
Expenses:
Room	71,676	(9,118)		62,558
Food and beverage	70,801	(3,232)		67,569
Other hotel and resort operating departments	16,429	(1,032)		15,397
Property operations	95,925	(11,215)		84,710
Repairs and maintenance	21,538	(2,544)		18,994
Hotel and resort management fees	11,068	(1,120)		9,948
Sales and marketing	30,381	(2,928)		27,453
Credit enhancement funding	(18,840)	─		(18,840)
General operating and administrative	9,979	(17)		9,962
Asset management fees to related party	12,782	(945)	(f)	11,837
Depreciation and amortization	62,102	(7,449)		54,653
	383,841	(39,600)		344,241

Operating profit	64,256	(9,643)		54,613

Interest income	1,781	─		1,781
Interest and loan cost amortization	(59,056)	5,320	(g)	(53,736)
Transaction costs	(154)	─		(154)
Income before equity in losses of unconsolidated entities, minority interests and income tax expense	6,827	(4,323)		2,504
Equity in losses of unconsolidated entities	(23,970)	─		(23,970)
Minority interests	960	─		960
Loss before income tax expense	(16,183)	(4,323)		(20,506)
Expense from income tax	(262)	(195)	(h)	(457)

Net loss from continuing operations	$(16,445)	$(4,518)		$(20,963)

Loss per share of common stock (basic and diluted):	$(0.19)			$(0.24)

Weighted average number of shares of common stock outstanding:
Basic and diluted	86,225			86,225

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

As of September 30, 2006, for the Nine Months Ended September 30, 2006 and for the Years Ended December 31, 2005, 2004 and 2003,

Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

(a)

This amount reflects the elimination of the net book value of the 30 non-strategic hotel properties as if the Century Sale was consummated on September 30, 2006. Other adjustments, as noted below, reflect the receipt of the net cash proceeds of approximately $351.4 million and the use of those proceeds to pay down certain indebtedness.

(b)	Cash and cash equivalents have been increased to reflect the net cash proceeds received by the Company at closing (the sale price of $369.2 million less closing costs of approximately $17.8 million).

(c)

Cash and cash equivalents have been decreased to reflect the use of a portion of the net cash proceeds received by the Company at closing to pay down existing debt including related accrued interest. Mortgages and other notes payable have been reduced to reflect the principal reduction in debt due to the repayment. Accounts payable and accrued expenses have been reduced to reflect the pay down of accrued interest expense related to the repaid debt.

(d)	Accumulated distributions in excess of net income have been reduced to reflect the receipt of proceeds and removal of assets and liabilities related to the Century Sale, as follows (in thousands):

Sale price	$369,197

Less:
Net book value of hotel assets sold	(345,684)
Closing and transaction costs	(17,829)
Accrued liabilities paid at closing	2,170
$7,854

(e)

Except as described in (f), (g) and (h), these amounts reflect the elimination of the results of operations for the 30 properties sold in the Century Sale from historical financial statement amounts. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 and the years ended December 31, 2005, 2004 and 2003, gives effect to the Century Sale and related use of proceeds as if the Century Sale had occurred on the first day of each period presented. Because the Century Sale properties were acquired in July 2003, the December 31, 2003 results of operations for these properties only include the results of operations for these properties from their date of acquisition.

(f)

This amount represents the elimination of asset management fee expenses, calculated as 0.6% annually of the net book value of the fixed assets for the 30 properties disposed of in the Century Sale, during the nine months ended September 30, 2006 and for the years ended December 31, 2005, 2004 and 2003. The asset management fees were historically paid by the Company to its former advisor, CNL Hospitality Corp., and would not have been incurred upon the disposition of these assets.

(g)

Interest expense has been reduced to reflect the use of proceeds from the Century Sale to repay amortizing existing debt with a balance of approximately $132.7 million at September 30, 2006. The Company paid interest at a weighted average annualized interest rate of 7.89 percent during the nine months ended September 30, 2006 and for the years ended December 31, 2005, 2004 and 2003.

(h)	Income tax expense has been decreased/increased as a result of the tax expense/benefit generated by the 30 properties that were sold in the Century Sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.
Date: February 14, 2007	By: /s/ Mark E. Patten
Name: Mark E. Patten Title: Senior Vice President and Chief Accounting Officer